UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 23, 2014
Date of Report (Date of earliest event reported)

Telupay International Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52069 (Commission File Number)	98-0466350 (IRS Employer Identification No.)

First Island House Peter Street St. Helier, Jersey, Channel Islands (Address of principal executive offices)	JE4 8SG (Zip Code)

+44 (0)1534 789999
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 23, 2014, the board of directors of Telupay International Inc. (the "Company") accepted the resignation of Jose Luis Romero-Salas as a director of the Company.

As a result, the Company's current officers and directors are as follows:
Name	Position
Adrian Crawford Ansell	Chief Executive Officer, President and a director
Perseverando Medalla Hernandez	Director
Mark Jon Keene	Director
Adrian Ignacio Ocampo	Director
Michael John Greenup	Director
Rosarito Deferia Carrillo	Chief Financial Officer, Secretary and Treasurer

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELUPAY INTERNATIONAL INC.
Date: June 23, 2014	By: /s/ Adrian Crawford Ansell Adrian Crawford Ansell President, Chief Executive Officer and a director

__________